Exhibit 99.2

Q3 2026 Business Update

NOVEMBER 9, 2026

Disclaimers

This presentation, as well as information included in oral statements made, or to be made, by our senior management contains forward-looking statements that are based on current expectations, estimates, beliefs and assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. While we may elect to update these forward-looking statements at some point in the future, we disclaim any obligation to do so, except as may be required by law, even if our estimates or assumptions change. In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements. Factors which could cause our actual results to be materially different from those in or implied by the forward looking statements we make, many of which are beyond our control, include, among other things, the operating success of our tenants, managers and borrowers for collection of our lease and interest income; the success of property development and construction activities; the risk that the cash flows of our tenants, managers and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; risks associated with pandemics, epidemics or outbreaks; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; operational risks with respect to our senior housing operating portfolio structured communities; risks related to our ability to maintain the privacy and security of Company information; disruptions to the management and operations of our business and the uncertainties caused by activist investors; adverse economic effects from international trade disputes (including threatened or implemented tariffs imposed by the U.S. or by foreign countries) or similar events impacting economic activity; our dependence on the ability to continue to qualify for taxation as a real estate investment trust; and other risks that are described under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2025 and under the heading “Risk Factors” in Item 1A in our Form 10-Q for the quarter ended September 30, 2026.

In this presentation we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. Reconciliations to certain non-GAAP measures can be found at the end of this presentation, in the Company’s quarterly supplementals which can be found on our website at www.nhireit.com, and in our quarterly Form 10-Q filings and annual Form 10-K filing. Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous.



Overview of Third Quarter 2026

NHI NATIONAL HEALTH INVESTORS®

Summary of Quarterly Financial Results [1]

(in thousands except per share and percentages)	Q3 2025	Q2 2026	Q3 2026
Net Income per diluted share	$0.69	$1.15	$11.47
NAREIT FFO per diluted share	$1.09	$1.19	$1.12
Normalized FFO per share	$1.32	$1.19	$1.12
Funds Available for Distribution (FAD)	$62,248	$61,620	$57,078
Diluted shares outstanding	47,624	48,498	49,042
FAD Payout Ratio	70.3%	73.3%	80.8%
SHOP NOI	$4,924	$11,022	$11,518
SHOP NOI Margin	23.3%	24.6%	24.1%



[1] Refer to Appendix for definitions and relevant non-GAAP reconciliations

[2] See page 12 for pro forma treatment

Key Operating and Balance Sheet Highlights

Real Estate Investments

- Lease revenue excluding straight-line, lease amortization, and escrow reimbursement revenue of $58.4 million declined by $12.9 million compared to Q3 2025. The decrease was primarily due to an $11.8 million decrease in cash rental income from the disposal of 42 properties and a $6.0 million decrease in cash rental income related to seven properties transitioned to SHOP in August 2025. The decline was primarily offset by a $2.8 million increase from acquisitions, $2.2 million in rent escalators, and $0.6 million attributable to the Bickford lease reset on April 1, 2026.
  - Deferral repayments and percentage rent payments were approximately $1.7 million in Q3 2026; and
- Interest income and other revenue declined by $1.3 million to $5.1 million compared to the prior year period primarily due to a net reduction in the principal amounts of mortgages and other notes receivable outstanding.

Senior Housing Operating Portfolio (SHOP) [1]

- **Total SHOP**
  - Q3 2026 SHOP revenue increased 125.3% compared to the prior year period and 6.5% sequentially due to the acquisition of 20 properties since the end of Q3 2025 and the transition of seven properties in August 2025;
    - Q3 2026 SHOP occupancy was 85.9% (flat sequentially) and RevPOR was $4,629 (+1.9% sequentially);
  - Q3 2026 NOI of $11.5 million increased 133.9% compared to the prior year period and 4.5% sequentially; and
  - Q3 2026 SHOP NOI margin of 24.1% increased 80 bps compared to the prior year period and decreased 50 bps sequentially;
- **Same-Store ("SS") SHOP**
  - On a SS basis for 15 properties, SHOP revenue increased 1.2% driven by a 4.3% increase in RevPOR offset by a 250-bps decline in occupancy to 85.4%; and
  - SS SHOP NOI increased by 19.5% compared to the prior year period and decreased 1.2% sequentially and the SS NOI margin increased by 380-basis points compared to the prior year period and decreased 50 bps sequentially to 24.9%.

Balance Sheet [1, 2]

- Net Debt to Adjusted EBITDA at an annualized 3.6x is within NHI's updated target range of 3.5x – 4.5x; pro forma Net Debt to Adjusted EBITDA of 2.7x
- Total liquidity of approximately $1.4 billion at September 30, 2026, and pro forma liquidity of approximately $1.2 billion.

Portfolio Activity

- Announced 2026 year-to-date investments totaling $396.2 million including $320.0 million of SHOP investments;
- Investments completed since the end of Q3 2026 include a $107.7 million SHOP acquisition of six properties and the purchase of two properties for $51.4 million on which the Company previously had secured construction loans totaling $42.3 million; and
- NHI has signed LOIs totaling $285.3 million of investment opportunities with an expected average initial yield of approximately 6.5% and an incremental pipeline of $400.0 million focused on private pay senior housing

2026 Guidance

2026 Guidance Range [1]

(in millions except per share amounts)	As of Aug-26 Midpoint	As of Nov-26 Midpoint
Net income attributable to common stockholders	$ 704.1	$ 687.3
Adjustments to NAREIT Funds From Operations (FFO)		
Depreciation (net) [2]	94.7	97.1
Gains on sales and impairments of real estate	(566.1)	(556.6)
Participating securities	0.9	1.1
NAREIT FFO	233.6	228.9
Adjustments to Normalized Funds From Operations (NFFO)		
Other	-	-
NFFO	233.6	228.9
Adjustments to Funds Available for Distribution (FAD)		
Straight-line revenue and lease incentive amortizations, net [2]	(0.2)	0.5
Equity method investment adjustments	(1.6)	(1.8)
Equity method investment non-refundable fees received	1.7	1.5
Non-cash stock-based compensation	7.4	7.8
SHOP [2] and equity method investment recurring capital expenditures	(3.9)	(6.7)
Other [2, 3]	5.2	7.1
FAD	$ 242.2	$ 237.2
Weighted average diluted common shares	49.0	48.8
NAREIT FFO per diluted common share	$ 4.77	$ 4.69
NFFO per diluted common share	$ 4.77	$ 4.69

2026 Guidance Assumptions & Considerations

NHI's 2026 annual guidance includes the following assumptions:

- $190.0 million in unidentified new investments;
- Continued fulfillment of existing commitments;
- Same-Store SHOP NOI growth on 15 properties in a range of 1% - 3% in 2026 compared to 2025;
- Same-Store SHOP NOI growth on 26 properties in a range of 0% - 1% in Q4 2026 compared to Q4 2025; and
- Total SHOP NOI on 48 properties in a range of $43.8 million - $44.3 million including $1.8 million from an October 1, 2026, acquisition.

In addition to the assumptions listed above, NHI's guidance range is based on several other assumptions, many of which are outside the Company's control and all of which are subject to change. The guidance range may change if actual results vary from these assumptions.



1 Refer to Appendix for definitions and relevant non-GAAP reconciliations; amounts may not sum due to rounding
2 Net of amounts attributable to non-controlling interests
3 Includes credit loss expense, non-real estate depreciation, net, amortizations associated with debt facilities and participating securities

Investment Overview

Stable cash flows and financial flexibility position NHI to expand the Senior Housing Operating Portfolio.

1 | Durable Foundation

- Diversified portfolio and operator base
- Stable triple-net cash flows
- Improving coverage trends

2 | Senior Housing Upside

- ~80% pro forma NOI from private-pay senior housing
- Growing SHOP exposure
- Embedded organic growth opportunity

3 | Capacity to Grow

- ~$1.2B pro forma liquidity
- ~2.7x pro forma net debt / EBITDA
- $285.3M LOIs + $400M pipeline

4 | Industry Tailwinds

- Historically low supply growth
- Accelerating 85+ demographics
- Strong absorption supports occupancy and pricing

Durable cash flow + senior housing growth opportunities + significant financial flexibility

NHI Evolution: From Optimization to Growth

NATIONAL HEALTH INVESTORS

2021–2024

STRENGTHEN THE FOUNDATION

- Portfolio optimization
- Improve operator coverage
- Reduce credit risk
- Maintain balance-sheet discipline

2025–2026

REPOSITION FOR GROWTH

- Increase private-pay senior housing
- Build SHOP platform
- Monetize NHC portfolio
- Recycle capital into growth

GOING FORWARD

COMPOUND VALUE

- Drive SHOP organic performance
- Grow with high-quality operators
- Deploy capital selectively
- Preserve balance-sheet flexibility

NHI is focused on converting portfolio quality and financial capacity into sustainable per-share growth.

Diversified Portfolio Across the Senior Housing Care Continuum

NATIONAL HEALTH INVESTORS

Geographically Diverse Portfolio Spans the Senior Housing Care Continuum[1]

115 SENIOR HOUSING | 33 SKILLED NURSING | 2 SPECIALTY HOSPITAL | 42 SHOP



NHI's portfolio spans the entire senior care continuum including discretionary senior housing, needs-driven senior housing, and skilled nursing and specialty hospitals. The portfolio is well diversified across asset class and product type with limited concentration risk to tenants or geography.

Portfolio Overview

192	36	31
Properties	*Operating Partners*	*States*



Other[2]
1.5%
SHOP
24.6%
Senior housing
60.0%
Specialty hospital
2.0%
Skilled nursing
11.9%
$3.5bn
Investment[1]

Portfolio	Properties	Units
Senior Housing Triple-net & Mortgage	115	9,612
Skilled Nursing Triple-net & Mortgage	33	4,056
Specialty Hospital Triple-net & Mortgage	2	107
Senior Housing Operating ("SHOP")	42	4,001
Total	192	17,776

[1] Data as of 9/30/26 and excludes assets held for sale. Investment includes $3.3 billion in gross real estate and $0.2 billion in mortgages and other notes receivable, net of credit loss reserves

[2] Other consists primarily of investments in non-mortgage notes receivable

Strong Coverage Across Asset Classes Bolsters Durable Foundation

1.90x
Total Portfolio EBITDARM Coverage

1.67x
Senior Housing EBITDARM Coverage

2.68x
SNF & Specialty Hospital EBITDARM Coverage



Senior Housing - Need Driven
Bickford
Need Driven ex. Bickford
1.80x
1.60x
1.40x
1.20x
1.00x
0.80x
0.60x
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023
1Q 2024
2Q 2024
3Q 2024
4Q 2024
1Q 2025
2Q 2025
3Q 2025
4Q 2025
1Q 2026
2Q 2026



Senior Housing - Discretionary
SNF/Medical
3.10x
2.60x
2.10x
1.60x
1.10x
0.60x
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023
1Q 2024
2Q 2024
3Q 2024
4Q 2024
1Q 2025
2Q 2025
3Q 2025
4Q 2025
1Q 2026
2Q 2026

Coverage represents EBITDARM coverage for the TTM period ending in the period specified.

Portfolio Shifting Toward Private-Pay Senior Housing

PRIVATE-PAY SENIOR HOUSING
% of annualized adjusted NOI[1]


63.8%
68.2%
79.9%
2024
2025
Q3 2026 PF

SHOP
% of annualized adjusted NOI[1]


4.6%
9.3%
17.9%
2024
2025
Q3 2026 PF

MIX SHIFT DRIVES VALUE & GROWTH

- Greater participation in senior housing operating upside
- Improved long-term organic growth profile
- Potential valuation benefit from increased private-pay exposure
- Still anchored by diversified triple-net cash flows

[1] 2024 and 2025 based on annualized Q4 2024 and Q4 2025 results, respectively. Q3 2026 PF (pro forma) represents annualized Q3 2026 actual results adjusted to include the $107.7 million SHOP investment completed on October 1, 2026. The timing and amount of the adjustments to these measures cannot be allocated or quantified with certainty and, accordingly, a reconciliation to the comparable GAAP financial measures is not available without unreasonable effort

Recent Investments and Pipeline

(dollars in millions)

Date	Tenant / Borrower	Investment Type	Yield [1]	Investment [2]
Q4 2026	Allegro Living Management	SHOP	6.60%	$ 107.7
Q4 2026	Bickford Senior Living [3]	Lease	8.70%	16.8
Q4 2026	ClearSky [3]	Lease	8.25%	34.6
Q2 2026	Wingate	Mortgage loan	8.00%	5.5
Q2 2026	Fellowship Senior Living	Lease / Mtg Loan	8.05%	19.3
Q2 2026	Generations	SHOP	7.80%	106.9
Q1 2026	Allegro Living Management	SHOP	7.60%	105.5
		YTD 2026	7.51%	$ 396.2
Q4 2025	PLC	Lease	8.00%	$ 52.1
Q4 2025	Silver Wave Capital	Mortgage loan	8.75%	11.3
Q4 2025	William James Group	Lease	8.25%	7.0
Q4 2025	Fellowship Senior Living	Mortgage loan	8.50%	18.8
Q4 2025	Senior Living Communities [3]	Lease / Mezzanine loan	8.25%	54.0
Q3 2025	Compass Senior Living	SHOP	7.51%	74.3
Q2 2025	Encore Senior Living	Construction loan	9.00%	28.0
Q2 2025	Agemark Senior Living	Lease	8.00%	63.5
Q1 2025	Senior Living Hospitality	Loan	9.00%	1.9
Q1 2025	Mainstay [4]	Lease	8.00%	8.6
Q1 2025	Vizion	Loan	9.15%	5.4
Q1 2025	Juniper Communities	Lease	7.95%	46.3
Q1 2025	Generations	Lease	8.00%	21.2
		Total 2025	8.08%	$ 392.4

Significant Pipeline Creates Pathway for External Growth Opportunities

2026 Investments: $396.2 million at an average initial yield of 7.5%

Signed LOIs: $285.3 million at an average NOI yield of approximately 6.5%

Pipeline: Approximately $400.0 million excluding several portfolio deals



[1] Represents contractual rent or interest / purchase price. SHOP yields are after routine capex.
[2] Excludes first year expected SHOP capital investments of $2.3 million for Allegro (Q4 2026), $3.6 million for Generations, and $3.3 million for Allegro (Q1 2026).
[3] Investment funded partially with the satisfaction of a mortgage which contained a purchase option for NHI.
[4] Property acquired in a deed in lieu of foreclosure transaction to satisfy the repayment of a $10.0 million mortgage note receivable.

Concentrated Partnerships Drive Growth

(dollars in millions)

NATIONAL HEALTH INVESTORS

Targeted Operators. Deeper Partnerships. Faster Growth.

Concentrate Partnerships
Select group of proven operators

Accelerate Execution
Faster, repeatable transactions

Optimize Performance
Shared insights and best practices

Expand Deal Flow
Operator-sourced opportunities

Scale Efficiently
Aligned growth, greater visibility

History of Investing with Existing Partners



$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
9.5%
9.0%
8.5%
8.0%
7.5%
7.0%
6.5%
6.0%
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
New
Existing
Yield

SHOP Operator	Properties	Units	Investment
Discovery Senior Living	10	1,284	$ 266.4
Allegro Living Management [1]	15	903	213.4
Sinceri Senior Living	6	735	155.8
Merrill Gardens	6	651	150.4
Generations	7	532	106.7
Compass Senior Living	4	339	75.1
Total	48	4,444	$ 967.8

NHI is focused on growing with a select group of operators to drive scalability, improve performance, and increase access to future investments.

[1] Includes acquisition of 6 properties (443 units) for $107.7 million on October 1, 2026.

Financial Strength Positions NHI for Accretive External Growth

(dollars in millions)

Capacity for Future Capital Deployment Greatly Enhanced

- On a pro forma basis, liquidity is estimated at approximately $1.2 billion which includes a $500.0 million At-the-Market ("ATM") equity program
- On a pro forma basis, net debt to annualized adjusted EBITDA is estimated to improve from 3.6x at September 30, 2026, to 2.7x which is well below the Company's target range of 3.5x – 4.5x
- On a pro forma basis, weighted average debt maturity is 4.1 years with no maturities until 2028

Pro Forma Liquidity [1]

Cash and cash equivalents	$	43.5
Credit Facility Availability		397.0
Escrow funds for 1031 exchanges		235.4
ATM capacity		500.0
Total Liquidity	$	1,175.9

Pro Forma Debt Maturity [1]

Financial Instrument		Amount Outstanding	Interest Rate	Fixed / Variable	Maturity	Years to Maturity
Revolver (Daily SOFR + 105)	$	303.0	4.92%	Variable	Oct-28	1.8
Senior Unsecured Notes due 2031		400.0	3.00%	Fixed	Feb-31	4.1
Senior Unsecured Notes due 2033		350.0	5.35%	Fixed	Feb-33	6.1
Total Debt	$	1,053.0				
Weighted Average			4.33%			4.1

Net Debt to Annualized Adjusted EBITDA [2]


3.6x
2.7x
Q3 2026
Pro Forma1, 2

[1] Pro forma basis includes the October 1, 2026, acquisition of a SHOP portfolio for $107.7 million with an expected initial NOI yield of 7.0% (before routine capex). Pro forma basis assumes that the transaction was funded by $104.6 million in escrow funds for 1031 exchanges and $3.1 million in cash. Pro forma liquidity and debt maturity assumes a $100 million private placement note maturing January 2027 is repaid with revolver availability in Q4 2026. The timing and amount of the adjustments to these measures cannot be allocated or quantified with certainty and, accordingly, a reconciliation to the comparable GAAP financial measures is not available without unreasonable effort

[2] See Appendix for Q3 2026 net debt to adjusted EBITDA reconciliation. Pro forma assumes escrow funds for 1031 exchanges is treated as cash.

Favorable Industry Dynamics: A Pathway For Long Term Growth

Supply Growth is Slowing

Inventory growth of 0.4% across the care continuum is at an historic low



Inventory Growth
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
1Q2009
3Q2009
1Q2010
3Q2010
1Q2011
3Q2011
1Q2012
3Q2012
1Q2013
3Q2013
1Q2014
3Q2014
1Q2015
3Q2015
1Q2016
3Q2016
1Q2017
3Q2017
1Q2018
3Q2018
1Q2019
3Q2019
1Q2020
3Q2020
1Q2021
3Q2021
1Q2022
3Q2022
1Q2023
3Q2023
1Q2024
3Q2024
1Q2025
3Q2025
1Q2026
3Q2026
Senior Housing
Independent Living
Assisted Living

Rolling 4-Quarter units started in Q3 2026 were 60% below the historical average



Senior Housing: Rolling 4-Quarter Units Started
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
1Q2008
4Q2008
3Q2009
2Q2010
1Q2011
4Q2011
3Q2012
2Q2013
1Q2014
4Q2014
3Q2015
2Q2016
1Q2017
4Q2017
3Q2018
2Q2019
1Q2020
4Q2020
3Q2021
2Q2022
1Q2023
4Q2023
3Q2024
2Q2025
1Q2026

Source: National Investment Center for Senior Housing & Care ("NIC"); data is from NICMAP Primary & Secondary markets through Q3 2026.

Favorable Industry Dynamics: A Pathway For Long Term Growth

NATIONAL HEALTH INVESTORS

Demand Growth is Surging

The 85+ population growth is expected to accelerate to 1.9% by 2030 and 3.5% in the following decade



U.S. 85+ Population (in millions)
5.7
6.3
7.6
10.8
1.0% CAGR
1.9% CAGR
3.5% CAGR
2010
2020
2030E
2040E

Absorption remains well above historic averages resulting in the highest ever number of occupied senior housing units



Absorption
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
(6.0%)
(8.0%)
(10.0%)
1Q2009
3Q2009
1Q2010
3Q2010
1Q2011
3Q2011
1Q2012
3Q2012
1Q2013
3Q2013
1Q2014
3Q2014
1Q2015
3Q2015
1Q2016
3Q2016
1Q2017
3Q2017
1Q2018
3Q2018
1Q2019
3Q2019
1Q2020
3Q2020
1Q2021
3Q2021
1Q2022
3Q2022
1Q2023
3Q2023
1Q2024
3Q2024
1Q2025
3Q2025
1Q2026
3Q2026
Senior Housing
Independent Living
Assisted Living

Source: University of Virginia's Weldon Cooper Center for Public Service; National Investment Center for Senior Housing & Care ("NIC"); NIC data is from NICMAP Primary & Secondary markets through Q3 2026.

The NHI Investment Thesis

DURABLE BASE

Diversified triple-net cash flows and improving portfolio health

\+

UPSIDE PARTICIPATION

Growing private-pay senior housing and SHOP exposure

\+

FINANCIAL CAPACITY

Low leverage, liquidity and actionable investment pipeline

→

LONG-TERM VALUE CREATION

A stronger portfolio. Greater growth. Significant financial flexibility. Favorable industry fundamentals.

Appendix: Definitions

ADJUSTED EBITDA & EBITDARM

NHI considers Adjusted EBITDA to be an important supplemental measure because it provides information which is used to evaluate the Company's performance and serves as an indication of the ability to service debt. NHI defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions and certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing Adjusted EBITDA for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs. Adjusted EBITDA also includes NHI's proportionate share of unconsolidated equity method investments presented on a similar basis. Since others may not use the Company's definition of Adjusted EBITDA, caution should be exercised when comparing NHI's Adjusted EBITDA to that of other companies. EBITDARM is earnings before interest, taxes, depreciation, amortization, rent and management fees.

ADJUSTED NET OPERATING INCOME

Adjusted net operating income ("Adjusted NOI") is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. We define Adjusted NOI as total revenues, less straight-line revenue, less corporate interest income, less tenant reimbursements and property operating expenses, and adjusted for non-cash revenue items including, but not limited to, amortization of commitment fees, deferred financing costs and original issue discounts and lease incentive amortization. We believe Adjusted NOI provides investors relevant and useful information as it measures the operating performance of our properties at the property level on an unleveraged basis. We use adjusted NOI to make decisions about resource allocations and to assess the property level performance of our properties.

FAD PAYOUT RATIO

The Funds Available for Distribution (FAD) payout ratio is a metric used in the REIT (Real Estate Investment Trust) industry to gauge the percentage of FAD that a company distributes to shareholders as dividends. The FAD payout ratio is calculated by dividing the Company's accrued dividends payable to common stockholders by its FAD for the period indicated.

NET OPERATING INCOME

Net operating income ("NOI") is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. NHI defines NOI as total revenues, less tenant reimbursements and property operating expenses. The Company believes NOI provides investors relevant and useful information as it measures the operating performance of properties at the property level on an unleveraged basis. NHI uses NOI to make decisions about resource allocations and to assess the property level performance of our properties.

NAREIT FUNDS FROM OPERATIONS (FFO)

FFO per share, as defined by the National Association of Real Estate Investment Trusts (NAREIT) and applied by us, is calculated using the two-class method with net income allocated to common stockholders and holders of unvested restricted stock by applying the respective weighted-average shares outstanding during each period. The calculation of FFO begins with net income attributable to common stockholders (computed in accordance with GAAP) and excludes gains (or losses) from sales of real estate property, impairments of real estate, and real estate depreciation and amortization after adjusting for unconsolidated partnerships and joint ventures, if any. Diluted FFO per share assumes the exercise of stock options and other potentially dilutive securities.



Appendix: Definitions

NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO)

Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of non-real estate assets and liabilities, and recoveries of previous write-downs. FFO and Normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (FAD)

Normalized FAD is an important supplemental performance measure for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our senior unsecured notes and debt issuance costs to be amortized as non-cash adjustments to earnings. We also adjust Normalized FAD for the net change in our allowance for expected credit losses, non-cash stock-based compensation, SHOP recurring capital expenditures as well as certain noncash items related to our equity method investments such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD is an important supplemental measure of liquidity for a REIT as a useful indicator of the ability to distribute dividends to stockholders.

OCCUPANCY

Occupancy is the average percentage of all units in our SHOP segment that are occupied during the time period described. NHI defines occupancy as the average number of units occupied in any given time period divided by the total number of available units.

RETURN ON INVESTED CAPITAL (ROIC)

ROIC is a performance metric that intends to measure the percentage return earned on capital invested by a company. NHI calculates ROIC as TTM Normalized FAD plus contractual interest divided by the average of total assets plus accumulated depreciation less straight-line rent receivable over the TTM period.

RevPOR

RevPOR is the average monthly revenue generated by occupied units in the SHOP segment. NHI defines RevPOR as monthly resident fees and services revenue divided by the number of monthly occupied units for the period presented.



Appendix: Definitions

NHI NATIONAL HEALTH INVESTORS

Same-Store (SS)

We define Same-Store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that we may include selected properties that otherwise meet the Same-Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in our judgment such inclusion provides a more meaningful presentation of our segment performance.

Newly acquired properties, recently developed or redeveloped properties, and properties undergoing operator transitions in our SHOP reportable business segment will be included in Same-Store after five full quarters from the date of acquisition, transition, or being placed into service. Our SHOP and triple-net properties that have undergone operator or business model transitions will be included in Same-Store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from Same-Store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) those properties that are currently undergoing a significant disruptive redevelopment; or (iv) those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.



Reconciliations: FFO, Normalized FFO, Normalized FAD

NHI NATIONAL HEALTH INVESTORS

(unaudited, $ in thousands, except share and per share amounts)	Q3 2026	Q3 2025	Q2 2026
Net income attributable to common stockholders	$ 562,680	$ 32,812	$ 55,576
Elimination of certain non-cash items in net income:			
Real estate depreciation	24,760	19,662	24,583
Real estate depreciation related to noncontrolling interests	(405)	(400)	(404)
Impairments of real estate properties	9,866	-	-
Adjustments attributable to holders of participating securities	763	-	(4)
Gains on sales of real estate, net	(542,704)	(113)	(21,967)
NAREIT FFO attributable to common stockholders	54,960	51,961	57,784
Non-cash write-offs of straight-line rents receivable	-	12,141	-
Non-cash rental income related to operations transfers upon early lease terminations	-	(1,375)	-
Normalized FFO attributable to common stockholders	54,960	62,727	57,784
Non-cash lease revenue adjustments, net	316	(616)	90
Non-real estate depreciation, net	924	487	888
Amortization of debt issuance costs and discounts, net	807	658	854
Adjustments related to equity method investments, net	(824)	(273)	(324)
Recurring capital expenditures, net	(2,230)	(668)	(1,198)
Equity method investment non-refundable entrance fees	445	929	500
Adjustments attributable to holders of participating securities	(6)	-	(7)
Note receivable credit loss expense (benefit)	(149)	(1,979)	(59)
Transaction costs	1,148	-	-
Deferred income taxes	224	-	732
Non-cash stock-based compensation	1,463	983	2,360
Normalized FAD attributable to common stockholders	$57,078	$62,248	$61,620
BASIC			
Weighted average common shares outstanding	49,037,240	47,433,336	48,435,914
NAREIT FFO attributable to common stockholders per share	$1.12	$1.10	$1.19
Normalized FFO attributable to common stockholders per share	$1.12	$1.32	$1.19
DILUTED			
Weighted average common shares outstanding	49,041,952	47,623,623	48,498,181
NAREIT FFO attributable to common stockholders per share	$1.12	$1.09	$1.19
Normalized FFO attributable to common stockholders per share	$1.12	$1.32	$1.19
Dividends excluding dividends on unvested restricted shares	$46,115	$43,777	$45,140
Normalized FAD payout ratio	80.8%	70.3%	73.3%

Reconciliations: Net Operating Income & Adjusted NOI

NATIONAL HEALTH INVESTORS

(unaudited, dollars in thousands)	Q3 2026	Q4 2025	Q4 2024
Net Income	$ 563,214	$ 37,803	$ 42,788
Interest	12,521	14,264	15,241
Gains on sales of real estate	(542,704)	(119)	(4,960)
Franchise, excise and other taxes	243	324	94
Legal	1,050	11	411
Loan and realty gains (losses)	9,717	(61)	745
General and administrative	8,005	7,603	5,416
Depreciation	25,763	21,653	18,680
Gain (loss) from equity method investment	(688)	(1,652)	-
Gain on forward equity sale agreement, net	-	-	(6,261)
Deferred income taxes	279	-	-
Other Income	(2,854)	-	-
Consolidated NOI	74,546	79,826	72,154
Non-cash write-off of straight-line receivable	-	-	836
Straight-line revenue	(460)	(1,232)	(1,800)
Amortization of lease incentives	930	725	724
Amortization of commitment fees and discounts	(63)	(143)	(87)
Non-segment/Corporate	(5)	-	(150)
Adjusted NOI	$ 74,948	$ 79,176	$ 71,677

Reconciliations: SHOP NOI & Same-Store SHOP NOI

Total SHOP ($ in thousands)	Q3 2026	Q3 2025	Q2 2026
Total revenues	$47,706	$21,177	$44,779
Labor	(19,476)	(7,168)	(18,297)
Dietary	(2,828)	(1,483)	(2,667)
Utilities	(2,670)	(1,567)	(2,277)
Taxes and insurance	(3,283)	(2,217)	(3,100)
Management fees	(2,367)	0	(2,172)
Other senior housing operating expenses	(5,564)	(3,818)	(5,244)
NOI	11,518	4,924	11,022
Depreciation	(9,936)	(3,733)	(9,192)
Net income (loss)	$ 1,582	$ 1,191	$ 1,830
Units	4,001	2,670	4,001
Occupancy	85.9 %	87.5 %	85.9 %
Average occupied units	3,435	2,337	3,437
RevPOR	$4,629	$3,432	$4,543
NOI Margin	24.1%	23.3%	24.6%

Same-Store SHOP ($ in thousands)	Q3 2026	Q3 2025	Q2 2026
Total revenues	$14,229	$14,057	$14,101
Labor	(4,377)	(4,398)	(4,315)
Dietary	(1,020)	(1,058)	(1,019)
Utilities	(1,090)	(1,085)	(1,013)
Taxes and insurance	(1,433)	(1,721)	(1,419)
Management fees	(706)	0	(704)
Other senior housing operating expenses	(2,064)	(2,833)	(2,049)
NOI	3,539	2,962	3,582
Depreciation	(3,120)	(2,843)	(3,048)
Net income (loss)	$ 419	$ 119	$ 534
Units	1,732	1,732	1,732
Occupancy	85.4 %	87.9 %	85.1 %
Average occupied units	1,479	1,522	1,474
RevPOR	$3,207	$3,074	$3,187
NOI Margin	24.9%	21.1%	25.4%

Reconciliations: Adjusted EBITDA

(unaudited, dollars in thousands)	Three Months Ended September 30, 2026	2025
Net income	$ 563,214	$ 32,478
Interest expense	12,521	13,766
Franchise, excise, and other taxes	243	244
Depreciation	25,763	20,216
Gains on sales of real estate, net	(542,704)	(113)
Impairment of real estate	9,866	-
Non-cash write-off of straight-line rent receivable	-	12,141
(Gain) loss on operations transfer, net	-	(1,375)
Notes receivable credit loss (benefit) expense	(149)	(1,979)
Deferred income taxes	279	-
Adjusted EBITDA	69,033	75,378
Interest expense at contractual rates	11,711	13,108
Principal payments	-	-
Fixed Charges	$ 11,711	$ 13,108
Fixed Charge Coverage	5.9x	5.8x
Net Debt to Adjusted EBITDA		
Consolidated Total Debt	$ 1,040,329	
Less: cash and cash equivalents	(46,559)	
Consolidated Net Debt	993,770	
Adjusted EBITDA	69,033	
Annualizing Adjustment	207,099	
Annualized impact of recent investments	(811)	
	$ 275,321	
Consolidated Net Debt to Adjusted EBITDA	3.6x	

Return on Invested Capital

NATIONAL HEALTH INVESTORS



Return on Invested Capital
8.33%
8.27%
8.16%
8.04%
7.92%
7.69%
7.53%
7.30%
7.16%
7.47%
7.58%
7.72%
7.80%
7.65%
7.81%
7.94%
8.05%
8.28%
8.29%
8.34%
8.27%
8.25%
8.45%
8.38%
8.41%
8.52%
8.10%
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26

Refer to Appendix for definitions and relevant non-GAAP reconciliations.

Reconciliations: ROIC

NHI NATIONAL HEALTH INVESTORS®

(dollars in thousands)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Total Assets	$ 3,166,971	$ 3,139,273	$ 3,120,346	$ 3,183,273	$ 3,077,445	$ 2,912,177	$ 2,838,876	$ 2,802,503	$ 2,587,291	$ 2,508,785	$ 2,507,424	$ 2,533,230	$ 2,498,495
Add: Accumulated Depreciation	555,762	576,605	597,638	618,299	622,943	593,215	576,668	582,175	593,036	599,423	611,688	625,743	638,631
Less: Straight-line Receivable	(89,090)	(92,418)	(95,703)	(98,354)	(97,723)	(99,895)	(96,198)	(94,739)	(79,697)	(81,959)	(76,895)	(79,103)	(82,295)
Invested Capital	$ 3,633,643	$ 3,623,460	$ 3,622,281	$ 3,703,218	$ 3,602,665	$ 3,405,497	$ 3,319,346	$ 3,289,939	$ 3,100,630	$ 3,026,249	$ 3,042,217	$ 3,079,870	$ 3,054,831
Normalized FAD	$ 60,925	$ 60,270	$ 59,003	$ 59,551	$ 52,839	$ 51,173	$ 45,911	$ 52,669	$ 56,279	$ 47,378	$ 44,712	$ 47,739	$ 44,586
Add: Contractual Interest	12,832	11,907	11,537	12,230	12,188	12,085	11,668	9,558	10,262	10,821	11,847	13,440	13,612
FAD before contractual interest	$ 73,757	$ 72,177	$ 70,540	$ 71,781	$ 65,027	$ 63,258	$ 57,579	$ 62,227	$ 66,541	$ 58,199	$ 56,559	$ 61,179	$ 58,198
TTM Invested Capital	$ 3,511,852	$ 3,555,284	$ 3,593,428	$ 3,639,943	$ 3,637,053	$ 3,591,424	$ 3,530,601	$ 3,464,133	$ 3,343,616	$ 3,228,332	$ 3,155,676	$ 3,107,781	$ 3,060,759
TTM Normalized FAD plus contractual interest	$ 290,548	$ 290,094	$ 289,023	$ 288,256	$ 279,525	$ 270,606	$ 257,645	$ 248,091	$ 249,605	$ 244,546	$ 243,526	$ 242,479	$ 234,136
Return on Invested Capital	8.27%	8.16%	8.04%	7.92%	7.69%	7.53%	7.30%	7.16%	7.47%	7.58%	7.72%	7.80%	7.65%

(dollars in thousands)	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26	2Q26	3Q26
Total Assets	$ 2,499,090	$ 2,488,480	$ 2,478,125	$ 2,476,912	$ 2,460,090	$ 2,614,371	$ 2,782,885	$ 2,695,959	$ 2,690,064	$ 2,796,887	$ 2,889,865	$ 2,964,202	$ 3,243,455
Add: Accumulated Depreciation	656,155	673,276	690,790	705,829	723,606	742,295	761,462	781,390	801,614	821,982	843,828	716,370	737,953
Less: Straight-line Receivable	(83,549)	(84,713)	(84,257)	(85,321)	(86,334)	(87,150)	(88,311)	(89,097)	(77,906)	(78,891)	(79,303)	(74,997)	(74,557)
Invested Capital	$ 3,071,696	$ 3,077,043	$ 3,084,659	$ 3,097,420	$ 3,097,362	$ 3,269,516	$ 3,456,036	$ 3,388,251	$ 3,413,772	$ 3,539,978	$ 3,654,389	$ 3,605,575	$ 3,906,852
Normalized FAD	$ 48,171	$ 47,347	$ 50,975	$ 51,780	$ 49,383	$ 52,071	$ 56,001	$ 55,957	$ 62,248	$ 57,943	$ 62,471	$ 61,620	$ 57,078
Add: Contractual Interest	14,387	14,164	14,088	14,028	14,129	14,066	13,359	14,062	13,108	13,412	14,186	14,956	11,714
FAD before contractual interest	$ 62,558	$ 61,511	$ 65,063	$ 65,808	$ 63,512	$ 66,137	$ 69,360	$ 70,019	$ 75,356	$ 71,355	$ 76,657	$ 76,576	$ 68,792
TTM Average Invested Capital	$ 3,054,973	$ 3,065,131	$ 3,073,620	$ 3,077,130	$ 3,085,636	$ 3,125,200	$ 3,200,999	$ 3,261,717	$ 3,324,987	$ 3,413,511	$ 3,490,485	$ 3,520,393	$ 3,624,113
TTM Normalized FAD plus contractual interest	$ 238,495	$ 243,447	$ 247,329	$ 254,939	$ 255,893	$ 260,518	$ 264,815	$ 269,028	$ 280,872	$ 286,090	$ 293,387	$ 299,944	$ 293,376
Return on Invested Capital	7.81%	7.94%	8.05%	8.28%	8.29%	8.34%	8.27%	8.25%	8.45%	8.38%	8.41%	8.52%	8.10%

NHI®

NATIONAL HEALTH INVESTORS